UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report: August 19, 2010

(Date of earliest event reported)

Sterling Financial Corporation

(Exact name of Registrant as Specified in its Charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 North Wall Street, Spokane, Washington 99201

(Address of Principal Executive Offices and Zip Code)

(509) 458-3711

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 19, 2010, Sterling Financial Corporation (“Sterling”) entered into subscription agreements (the “Subscription Agreements”) with approximately 30 accredited investors for the purchase and sale of 155,268,000 shares of Sterling’s common stock (the “Common Stock”), at a purchase price of $0.20 per share and 3,881,700 shares of Sterling’s Series D convertible participating preferred stock at a purchase price of $92 per share, in a private placement (the “Private Placement”). Sterling expects to receive aggregate proceeds of approximately $388 million from the Private Placement.

In addition, Sterling also entered into amended investment agreements (the “Investment Agreements”) with Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P. and Thomas H. Lee Parallel (DT) Fund, VI, L.P. and certain of its affiliates (collectively, “THL” or an “Anchor Investor”) and Warburg Pincus Private Equity X, L.P. (“Warburg Pincus” or an “Anchor Investor”), such that each Anchor Investor agreed to purchase 68,366,000 shares of Sterling’s Common Stock at a purchase price of $0.20 per share and 1,709,150 shares of Sterling’s Series B convertible participating preferred stock at a purchase price of $92 per share (collectively, the “Anchor Investments”). As previously announced, each of THL and Warburg Pincus would also receive a warrant to purchase shares of Common Stock. These amendments increase the number of shares the Anchor Investors have agreed to purchase from Sterling. Sterling expects to receive aggregate proceeds of approximately $170 million from each Anchor Investor.

The terms of the Series B Preferred Stock, Series D Preferred Stock and warrants to be issued in the foregoing transactions are described in certain of Sterling’s previously filed current and quarterly reports.

Each of the Anchor Investments, the Private Placement transactions and the U.S. Treasury exchange previously announced are conditioned upon each other and on other closing conditions, including, among others, receipt of regulatory approvals and third-party consents, Sterling’s maintenance of asset levels and capital ratios, the absence of material changes in the characteristics of Sterling’s loan portfolio, no occurrence of an “ownership change” that would affect the preservation of certain of Sterling’s deferred tax assets, no occurrence of a material adverse effect and no adverse change in banking or bank holding company law, rule or regulation. Closing of the recapitalization transactions are not conditioned upon receipt of any shareholder approvals.

The foregoing description of the Investment Agreements and Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the complete copy of the documents attached hereto as Exhibits 10.1, 10.2 and 10.3., which is incorporated by reference herein.

The Anchor Investments and the Private Placement are exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) and Regulation D thereunder.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On August 20, 2010, the Company issued a press release announcing the Private Placement and the amended Investment Agreements which is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit No.	Exhibit Description

10.1	First Amendment to Second Amended and Restated Investment Agreement by and between Sterling Financial Corporation and THL.

10.2	First Amendment to the Investment Agreement by and between Sterling Financial Corporation and Warburg Pincus.

10.3	Form of Subscription Agreement by and between Sterling Financial Corporation and private placement investors.

99.1	Press release of Sterling Financial Corporation dated August 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING FINANCIAL CORPORATION

Date: August 19, 2010	By:	/S/ DANIEL G. BYRNE
	Name:	Daniel G. Byrne
	Title:	Executive Vice President, Assistant Secretary and Principal Financial Officer